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As filed with the Securities and Exchange Commission on May 24, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEROGEN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	33-0488580 (I.R.S. Employer Identification No.)
2071 Stierlin Court, Suite 100 Mountain View, CA 94043 Phone: (650) 864-7300 (Address of Principal Executive Offices)

2000 Equity Incentive Plan 2000 Employee Stock Purchase Plan (Full Title of the Plans)

Jane E. Shaw
Chairman and Chief Executive Officer
Aerogen, Inc.
2071 Stierlin Court, Suite 100
Mountain View, CA 94043
Phone: (650) 864-7300
(Name, Address, Including Zip code, and Telephone Number, including Area Code, of Agent for Service)

Copies to: Robert J. Brigham, Esq. Cooley Godward LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Offering Price(1)	Amount of Registration Fee

Common Stock (par value $0.001)	6,555,061 shares	$2.84	$18,583,597.94	$2,354.54

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on May 19, 2004 as reported on the Nasdaq SmallCap Market, in accordance with Rule 457(c) of the Securities Act. This Registration Statement shall also cover any additional shares of Registrant's Common Stock that become issuable under the 2000 Equity Incentive Plan or the 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price
Shares issuable pursuant to the 2000 Equity Incentive Plan	4,915,309	$2.84	$13,934,901.02
Shares issuable pursuant to the 2000 Employee Stock Purchase Plan	1,639,752	$2.84	$4,648,696.92
Proposed Maximum Offering Price			$18,583,597.94
Registration Fee			$2,354.54

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8

        The contents of Registration Statement on Form S-8 (No. 333-50038) filed with the Securities and Exchange Commission on November 16, 2000 are incorporated by reference herein.

        The contents of Registration Statement on Form S-8 (No. 333-65518) filed with the Securities and Exchange Commission on July 20, 2001 are incorporated by reference herein.

        The contents of Registration Statement on Form S-8 (No. 333-104299) filed with the Securities and Exchange Commission on April 4, 2003 are incorporated by reference herein.

EXHIBITS

Exhibit Number
4.1(1)	Specimen Stock Certificate.
4.2(2)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2.1(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
4.2.2(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.
4.2.4(5)	Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock of the Registrant.
4.3(1)	Bylaws of the Registrant.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney is contained on the signature pages.
99.1	2000 Equity Incentive Plan and related documents.
99.2	2000 Employee Stock Purchase Plan.

(1)
Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-44470), filed with the Securities and Exchange Commission on August 25, 2000.

(2)
Incorporated by reference to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002, filed with the Securities and Exchange Commission on August 13, 2002.

(3)
Incorporated by reference to the Registrant's Current Report on Form 8-K filed on June 13, 2001.

(4)
Incorporated by reference to Aerogen's Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on November 14, 2003.

(5)
Incorporated by reference to the Registrant's Current Report on Form 8-K filed on March 26, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on May 24, 2004.

AEROGEN, INC.
By:	/s/ JANE E. SHAW Jane E. Shaw Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jane E. Shaw and Robert S. Breuil, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JANE E. SHAW Jane E. Shaw	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 24, 2004
/s/ ROBERT S. BREUIL Robert S. Breuil	Chief Financial Officer (Principal Financial and Accounting Officer)	May 24, 2004
/s/ THOMAS R. BARUCH Thomas R. Baruch	Director	May 24, 2004
/s/ JEAN-JACQUES BEINAIMÉ Jean-Jacques Bienaimé	Director	May 24, 2004
/s/ BERNARD COLLINS Bernard Collins	Director	May 24, 2004
/s/ PHYLLIS I. GARDNER Phyllis I. Gardner	Director	May 24, 2004
/s/ YEHUDA IVRI Yehuda Ivri	Director	May 24, 2004
Philip M. Young	Director	May , 2004

EXHIBIT INDEX

Exhibit Number
4.1(1)	Specimen Stock Certificate.
4.2(2)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2.1(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
4.2.2(4)	Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant.
4.2.4(5)	Certificate of Designations, Preferences and Rights of Series A-1 Preferred Stock of the Registrant.
4.3(1)	Bylaws of the Registrant.
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of PricewaterhouseCoopers LLP, independent auditors.
23.2	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney is contained on the signature pages.
99.1	2000 Equity Incentive Plan and related documents.
99.2	2000 Employee Stock Purchase Plan.

(1)
Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-44470), filed with the Securities and Exchange Commission on August 25, 2000.

(2)
Incorporated by reference to the Registrant's Form 10-Q for the quarterly period ended June 30, 2002, filed with the Securities and Exchange Commission on August 13, 2002.

(3)
Incorporated by reference to the Registrant's Current Report on Fom 8-K filed on June 13, 2001.

(4)
Incorporated by reference to Aerogen's Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on November 14, 2003.

(5)
Incorporated by reference to the Registrant's Current Report on Form 8-K filed on March 26, 2004.

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INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX